UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: April 12, 2011

Date of earliest event reported: April 11, 2011

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures under Item 5.02 below are responsive to this Item 1.01 and are incorporated into this Item 1.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2011, Byron A. Dunn resigned as Chief Executive Officer, President, and Director of CAMAC Energy Inc. (the “Company”), effective on April 11, 2011.

The Board of Directors of the Company (the “Board”) appointed its current Chairman, Kase Lawal, as Chief Executive Officer of the Company. In addition to his new responsibilities as Chief Executive Officer of the Company, Dr. Lawal will continue to serve as Chairman of the Board, a position he has held since April 2010. Dr. Lawal will serve as Chief Executive Officer without compensation.

Dr. Lawal, age 56, has served as Chairman and Chief Executive Officer of CAMAC International Corporation since 1986. Dr. Kase Lawal leads a diverse group of affiliated companies that comprise the second largest African-American owned corporation in the United States. He is also chairman of Allied Energy Plc, a position he has held since 1992. Committed to public service, Dr. Lawal contributes valuable leadership as a commissioner on the Port of Houston Authority and as vice chairman of the Houston Airport Development System Corporation. He is also a member of the National Urban League’s Board of Directors and the Fisk University Board of Trustees. Dr. Lawal is a member of the board of directors and a majority shareholder in Unity National Bank, the only federally insured and licensed African American-owned bank in Texas. Dr. Lawal earned a bachelor’s degree in chemistry from Texas Southern University and an MBA in finance and marketing from Prairie View A&M University in Prairie View, Texas. He was awarded an honorary doctorate in philosophy from Fort Valley (Georgia) State University and an honorary doctorate in humane letters from Texas Southern University.

On April 11, 2011, in connection with Mr. Dunn’s resignation, the Company agreed to provide Mr. Dunn with the following severance and other benefits: (i) the Company agreed to pay Mr. Dunn $400,000 in cash upon the expiration of seven days following the effective date, and $200,000 in cash ninety days following the effective date of the severance agreement; (ii) monthly reimbursement of Mr. Dunn’s health benefits under the Company’s group health and dental plan for up to eighteen months following the effective date of the severance agreement; and (iii) upon the expiration of seven days following the effective date of the severance agreement, 250,000 shares of restricted stock issued to Mr. Dunn under the Company’s 2009 Equity Incentive Plan shall become fully vested. In addition, the Company and Mr. Dunn agreed to certain other customary terms and conditions, including a release of potential claims, preservation of proprietary and confidential information, and indemnities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 11, 2011, the Board approved an amendment to the Company Bylaws to increase the maximum number of directors that may serve on the Board from seven directors to nine directors. As of April 11, 2011, the Company had five members serving on the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2011

CAMAC Energy Inc.

By: /s/ Abiola Lawal
      Abiola Lawal
     Chief Financial Officer

Index to Exhibit

Exhibit	Description
99.1	Press Release